UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Soliciting Material Pursuant to §240.14a-12

Affymetrix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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EMPLOYEE FAQs

Affymetrix Confidential – For Internal Use Only

(January 8, 2015)

1.	What was announced today?
•	Thermo Fisher Scientific and Affymetrix today announced that their boards of directors have approved Thermo Fisher’s acquisition of Affymetrix for $14.00 per share in cash, representing a purchase price of approximately $1.3 billion. This transaction further extends each company’s reach into important areas of biology such as Molecular Diagnostics, Human and AgBio genotyping, and Single-Cell Biology.

2.	How can I learn more about Thermo Fisher Scientific?
•	Thermo Fisher’s website (www.thermofisher.com) is a great place to learn more about the company and its mission, management team, financial statements, latest news, and more. You can also visit Thermo Fisher’s customer-facing product and services websites: www.thermoscientific.com (Thermo Scientific brand), www.fisherscientific.com (Fisher Scientific brand) and www.unitylabservices.com (Unity Lab Services brand).
•	Thermo Fisher’s mission is to enable its customers to make the world healthier, cleaner and safer—whether they’re helping their customers discover a cure for cancer, protect the environment, or ensure our food is safe. Their corporate values include: Integrity, Intensity, Innovation and Involvement.

3.	When is the transaction expected to close?
•	Closing is expected by the end of the second quarter of 2016 and is subject to regulatory approvals, a vote of Affymetrix stockholders, and other customary closing conditions.

4.	Why is Affymetrix entering into this transaction?
•	We have successfully executed on our three-phased transformation designed to return the company to growth, profitability and strong market positions in translational medicine/molecular diagnostics, genotyping and single-cell biology. Our combination with Thermo Fisher is a great outcome for all Affymetrix stakeholders, including our stockholders and our employees, and is a strong reflection of how far we have come.
•	The transaction creates the opportunity to greatly extend the product breadth and strategic focus of our business.
•	Our employees will benefit by being part of an industry-leading company, which brings many opportunities for career growth and development.
•	For customers, we will be able to leverage Thermo Fisher’s deep relationships, particularly in biopharma, as well as its global scale and leading presence in Asia-Pacific.

5.	How does this transaction benefit Affymetrix employees?
•	Our combination with Thermo Fisher offers our employees the opportunity to be part of a premier organization, with the depth of resources and innovative spirit needed to sustain success in our industry.
•	Thermo Fisher extends our access to world-leading technologies and development capabilities as well as greater customer access while preserving our high standards of innovation and operational excellence.
•	With our combined portfolios, Thermo Fisher expects to expand in markets that have been central to our growth story, including, Flow Cytometry, Single-Cell Biology, as well as Genetic Analysis in both clinical and applied markets such as reproductive health and agricultural biotechnology. We are excited about the potential opportunity this transaction creates in our areas of strategic focus.

EMPLOYEE FAQs

Affymetrix Confidential – For Internal Use Only

(January 8, 2015)

6.	How will Affymetrix fit into the existing structure of Thermo Fisher?
•	Upon closing of the transaction, Affymetrix will become part of Thermo Fisher’s Life Sciences Solutions Group led by Mark Stevenson.
•	Both Affymetrix and Thermo Fisher are committed to ensuring a smooth transition.

7.	How will the companies be integrated?
•	Thermo Fisher has successfully integrated a number of life science businesses by evaluating each company and combining the strongest operations, most efficient processes and most innovative programs that best support the future growth of the combined company. No doubt, Thermo Fisher will apply those same principles here in order to ensure a seamless integration of both businesses.
•	An integration planning team, led by representatives from both companies, will be established to oversee and facilitate the integration process.
•	Until the closing, however, both Affymetrix and Thermo Fisher Scientific will continue to operate as independent companies. Employees are expected to continue to operate in a business as usual mode to ensure we continue to execute against our business priorities, deliver on our customer commitments, and continue to pursue scientific exploration.

8.	Do you expect layoffs as a result of this transaction? In what functions?
•	An integration planning team, led by representatives from both companies, will be established to develop plans around how the companies will come together. More information will follow when available.
•	Thermo Fisher has enormous respect for the talented people at Affymetrix. They believe that Affymetrix’s employees are among the company’s most valuable assets.
•	However, as with any combination of this size and with a company with such extensive resources, we expect there will be some overlap in job functions. While it is difficult to predict any outcomes at this time, we are committed to treating all employees with respect and dignity throughout this process and will make every effort to keep you updated on developments and progress as it becomes available.
•	It is also important to realize that until the transaction closes, we continue to operate as an independent company and it will be business as usual with respect to day-to-day operations. Direct communications with employees of Thermo Fisher regarding business and marketing plans, customer information, pricing and other sensitive information are strictly prohibited by law during this period.
•	It remains important to continue executing on our 2016 strategic plan and operational initiatives and continue to meet all our customer commitments.

9.	What provisions are there in the event my job is eliminated as a result of the transaction?
•	Affymetrix has a change-of-control policy in place that provides for severance and other benefits for those eligible employees whose employment is terminated in certain circumstances within a year after an acquisition of the company, such as the transaction with Thermo Fisher. Details will be forthcoming.

EMPLOYEE FAQs

Affymetrix Confidential – For Internal Use Only

(January 8, 2015)

10.	What will happen to my benefits and compensation?
•	Until the transaction is completed, we will remain an independent company and there will be no change to benefits and compensation plans.
•	An important part of the integration planning process will be a review of our employee benefits program to create an effective and seamless integration with Thermo Fisher programs. As we move through the integration planning phase, any changes to our benefits programs will be communicated as decisions are made. You should know that Thermo Fisher is committed to providing competitive and comprehensive benefits to all employees.

11.	What will happen to my 2015 Corporate Bonus Plan payout or portion of 2015 sales commission payout that is normally scheduled to be paid in Q1?
•	This transaction will not affect the amount or timing of your payout. Our variable pay plans pertaining to 2015 performance year will function under the normal course of business.

12.	What will happen to my stock options and restricted stock units?
•	Vested stock options will be converted into the right to receive a cash payment promptly following closing equal to $14.00 per share less the applicable exercise price per share.
•	Unvested stock options and RSUs will be assumed by Thermo Fisher as cash awards at a value equal to $14.00 per share less (for options) the applicable exercise price per share and will be subject to vesting under existing vesting terms.
•	For unvested RSUs that remain subject to performance conditions (or PRSUs) as of immediately prior to the closing, those conditions will be deemed satisfied at target levels upon the closing.
•	Stock options with an exercise price greater than $14.00 per share will be terminated and will not receive any payment.

13.	Will I be eligible for a salary increase that is normally scheduled to occur in April?
•	We expect to implement salary increases consistent with past practice and pursuant to our normal course of business.

14.	Will employees have to relocate?
•	An integration planning team, led by representatives from each company, will be established to develop plans around how the companies will come together.
•	It is very early days – keep in mind that this transaction is currently estimated to close by the end of the second quarter of 2016. More information will be provided in due course.

15.	How can people contact me? Will I have a new e-mail address and/or phone number?
•	Until the transaction is completed, it will be business as usual and your contact information will remain the same.
•	We will communicate further specifics regarding contact information as the transition process progresses.

EMPLOYEE FAQs

Affymetrix Confidential – For Internal Use Only

(January 8, 2015)

16.	Will the Affymetrix senior management team play a role in the combined company after closing?
•	It’s still early days. Those decisions will be made as part of the integration process.

17.	Will there be new opportunities for both companies’ employees in terms of jobs and relocation?
•	Over the long term, we believe that this combination will result in greater career opportunities for employees of both companies as we move forward and grow together.

18.	Will the Affymetrix brand be maintained?
•	It is clear that our brand is respected and valued by Thermo Fisher. Brand positioning will be determined as part of the integration process.

19.	What happens between now and closing of the transaction?
•	Until the transaction closes, Affymetrix and Thermo Fisher will continue to operate as independent companies. Direct communications with employees of Thermo Fisher regarding business and marketing plans, customer information, pricing and other sensitive information are strictly prohibited by law during this period. It is critical that we stay focused on serving our customers and achieving our strategic and financial goals.

20.	How does this affect our current strategic priorities?
•	Our strategic priorities remain unchanged. It is critical that we stay focused on executing on our 2016 strategic priorities and continuing to serve our customers.

21.	What should I be telling customers?
•	Meeting the needs of our customers remains Affymetrix’s number one priority.
•	Senior executives will be reaching out to key customers over the coming days to discuss the acquisition.

22.	Who should I contact if I have additional questions?
•	We are hosting a Global Town Hall – see today’s email from Frank Witney for date/times.
•	We are committed to keeping you informed throughout this process and will share additional information as it becomes available.
•	Please contact your manager or a member of the Leadership Team with additional questions.

23.	Can I post or tweet information about this transaction on social media?
•	We ask that you refrain from posting, re-posting, re-“tweeting” or the like any information about the proposed acquisition, including third party content, from your personal social media accounts due to regulatory and legal concerns. Please contact Doug Farrell, VP Investor Relations, if you have any questions.

24.	What should I do if I receive calls from members of the media or members of the investor community?
•	An announcement like this is going to draw attention from media, the financial community, and others who follow Affymetrix. If you are contacted by the media or any other outside parties, please direct the inquiry to Doug Farrell, VP Investor Relations.

EMPLOYEE FAQs

Affymetrix Confidential – For Internal Use Only

(January 8, 2015)

25.	What should I do if a customer has questions?
•	If you are contacted by a customer regarding the combination, please direct the inquiry to the appropriate commercial manager or directly to David Weber, Chief Commercial Officer.

26.	When will you provide more information?
•	We are in the early stages of this process and there is still a lot of work ahead of us. We will make every effort to keep you informed throughout this process and will share additional information as it becomes available.
•	We will be creating a space on AffyNet (link to be provided when site is up) where we will post the press release, documents, FAQs and other materials to keep you up to date on what is happening.
•	In the meantime, please stay focused on your day-to-day responsibilities. We thank you for your continued efforts and commitment to execute on our 2016 strategic plan.

Additional Information

In connection with the proposed merger, Affymetrix will file a proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement (when available) and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) at Affymetrix’s website at investor.Affymetrix.com or by contacting Affymetrix’s investor relations department via e-mail at investor@affymetrix.com.

PARTICIPANTS IN THE SOLICITATION

Affymetrix and its directors, executive officers and other members of its management and employees as well as Thermo Fisher and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Affymetrix’s stockholders with respect to the merger. Information about Affymetrix’s directors and executive officers and their ownership of Affymetrix’s common stock is set forth in the proxy statement for Affymetrix’s 2015 Annual Meeting of Stockholders and Affymetrix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Information about Thermo Fisher’s directors and executive officers is set forth in the proxy statement for Thermo Fisher’s 2015 Annual Meeting of Stockholders. Stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger, including the interests of Affymetrix’s directors and executive officers in the merger, which may be different than those of Affymetrix’s stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, which will be filed with the SEC.

EMPLOYEE FAQs

Affymetrix Confidential – For Internal Use Only

(January 8, 2015)

Cautionary Statement Regarding Forward Looking Statements

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers’ capital spending policies and government funding policies; the effect of exchange rate fluctuations on international operations; the effect of healthcare reform legislation; use and protection of intellectual property; the effect of changes in governmental regulations; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to the proposed Affymetrix transaction may not materialize as expected; the Affymetrix transaction not being timely completed, if completed at all; prior to the completion of the transaction, Affymetrix’s business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, licensees, other business partners or governmental entities, difficulty retaining key employees, and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Thermo Fisher’s Annual Report on Form 10-K for the year ended December 31, 2014 and its subsequent Quarterly Reports on Form 10-Q, including its Quarterly Report on Form 10-Q for the quarter ended September 26, 2015, each of which is on file with the SEC and available in the “Investors” section of Thermo Fisher’s website under the heading “SEC Filings” and in other documents Thermo Fisher files with the SEC, and in Affymetrix’s Annual Report on Form 10-K for the year ended December 31, 2014 and its subsequent Quarterly Reports on Form 10-Q, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, each of which is on file with the SEC and available in the “Investors” section of Affymetrix’s website, www.Affymetrix.com, under the heading “SEC Filings” and in other documents Affymetrix files with the SEC. While Thermo Fisher or Affymetrix may elect to update forward-looking statements at some point in the future, Thermo Fisher and Affymetrix specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing either Thermo Fisher’s or Affymetrix’s views as of any date subsequent to today.